NEWMAN, POLLOCK & KLEIN, LLP
                            ATTORNEYS & COUNSELORS
                            2101 NW Corporate Blvd.
                                   Suite 414
                         Boca Raton, Florida 33431-7343
                            http://www.npk-law.com
                           Telephone:  561-997-9920
                           Fax:  561-241-4943


IRWIN J NEWMAN                                             OF COUNSEL
KENNETH S. POLLOCK                                   KAREN M. POLLOCK, P.A.
JEFFREY G. KLEIN


Golf Travel Promotions, Inc.
11834 Island Lakes Lane
Boca Raton, Florida  33498

Ladies and Gentlemen:

	We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 333-108284) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 3,147,500 shares (the "Shares") of common stock, par value $0.0001 per share, of Golf Travel Promotions, Inc., a Florida corporation. We are furnishing this opinion to you in accordance with Item 601(b) (5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit
5.1 to the Registration Statement.

	You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

	Our opinion set forth below is limited to Florida Law including the applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws. We advise you that none of the lawyers in this Firm are subject to any limitations imposed by the Florida State Bar.

	Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                       Yours truly,


                                       /s/ Newman, Pollock & Klein, LLP